Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
October 25, 2018
In connection with the Quarterly Report on Form 10-Q by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), for the quarter ended September 30, 2018 (the “Report”), as filed on the date hereof with the Securities and Exchange Commission, the undersigned, Daniel J. Rinkenberger, Executive Vice President and Chief Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the date first above written.

/s/ Daniel J. Rinkenberger
Daniel J. Rinkenberger
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Kaiser Aluminum Corporation and will be retained by Kaiser Aluminum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.